UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 30, 2006

BROOKS AUTOMATION, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation

0-25434	04-3040660
(Commission File Number)	(IRS Employer Identification No.)

15 Elizabeth Drive, Chelmsford, MA	01824
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 978-262-2400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On June 30, 2006, Brooks Automation, Inc., or Brooks, and Yaskawa Electric Corporation, or Yaskawa, completed their previously announced formation of a joint venture in Japan known as Yaskawa Brooks Automation, Inc. or YBA. YBA will be the exclusive channel for sales, marketing and support in Japan of Yaskawa’s semiconductor robotics products and Brooks’ automation hardware products.
Brooks also completed its acquisition of Synetics Solutions Inc. from Yaskawa through a merger that became effective as of July 1, 2006. Synetics Solutions Inc. provides customized manufactured solutions for the North American semiconductor equipment industry. Pursuant to the merger agreement, Synetics became a wholly owned subsidiary of Brooks. The final purchase price, including the repayment of outstanding debt, for Synetics consisted of $45.1 million in cash plus $3.4 million in adjustments.
In connection with the establishment of the joint venture on June 30, 2006:
•	Brooks entered into a shareholders’ agreement with Yaskawa and YBA that provides for Brooks and Yaskawa to jointly control YBA and for each to own 50% of the equity interests of YBA. The initial term of the shareholders’ agreement is for ten years, and the term can be extended by mutual agreement for additional five-year terms. The shareholders’ agreement provides YBA with the exclusive right, beginning on the date on which YBA commences full operations (expected to occur in September 2006), to market and sell Yaskawa’s semiconductor robotics products and Brooks’ automation hardware products to semiconductor customers headquartered in Japan, subject to limited exceptions. YBA will not, however, sell, market or supply (1) Yaskawa’s robots used for flat panel display manufacturing and motion control products, (2) Brooks’ software products or (3) the products of Helix Technology, which Brooks recently acquired. Pursuant to the shareholders’ agreement, Yaskawa and Brooks each are required to provide YBA with initial capital of approximately $2.0 million.

•	Brooks entered into a supply agreement with YBA pursuant to which Brooks will supply its products to YBA during the term of the shareholders’ agreement.
In connection with the completion of the purchase of Synetics, Brooks entered into a supply agreement with Yaskawa, pursuant to which Brooks will be the exclusive channel for sales, marketing and support to semiconductor customers headquartered in North America of Yaskawa’s semiconductor robotics products, subject to limited exceptions. Yaskawa’s robots used for flat panel display manufacturing and motion control products are excluded from this supply agreement. The initial term of this supply agreement is for ten years, and can be extended by mutual agreement for additional five-year terms.
ITEM 8.01.      OTHER EVENTS
On June 30, 2006, Brooks issued a press release announcing that it and Yaskawa had completed their previously announced formation of a joint venture in Japan and Brooks’ previously announced acquisition of Synetics Solutions Inc. from Yaskawa. The full text of this press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except as expressly set forth by specific reference in such a filing.
ITEM 9.01.      FINANCIAL STATEMENTS AND EXHIBITS
(d)      Exhibits

Exhibit No.	Description

99.1	Press release issued by Brooks Automation, Inc. on June 30, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKS AUTOMATION, INC.
/s/ Thomas S. Grilk
Thomas S. Grilk
Senior Vice President, General Counsel and Secretary

Date: July 7, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Brooks Automation, Inc. on June 30, 2006.